UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 28, 2016)

Arch Coal, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13105	43-0921172
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed, on January 11, 2016 (the “Petition Date”), Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri. On September 13, 2016, the Bankruptcy Court entered an order, Docket No. 1324 (the “Confirmation Order”), confirming the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated September 11, 2016 (the “Plan”).

As further previously disclosed, on January 21, 2016, the Superpriority Secured Debtor-in-Possession Credit Agreement (as amended on March 4, 2016, March 28, 2016, April 26, 2016, June 10, 2016, June 23, 2016 and July 20, 2016, the “DIP Credit Agreement”; the superpriority secured term loan credit facility provided thereunder, the “DIP Facility”) was entered into by and among the Company, as borrower, certain of the Filing Subsidiaries, as guarantors, the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Lenders.

Arch entered into an amendment to the DIP Credit Agreement, dated as of September 28, 2016 (the “DIP Amendment”), which (i) extended the availability period to borrow under the DIP Facility and (ii) extended the deadline for the Plan to become effective, in each case, to coincide with Arch’s upcoming planned emergence from bankruptcy on October 5, 2016, with a corresponding extension to the period during which the 5% per annum unused commitment fee is applicable.

As also previously disclosed, prior to the Petition Date, certain of the Debtors entered into a Restructuring Support Agreement, dated as of January 10, 2016 (as amended, the “Restructuring Support Agreement”). On July 5, 2016, the Debtors entered into an Amended and Restated Restructuring Support Agreement (the “Amended and Restated RSA”) with lenders holding more than 66 2/3% of the aggregate principal amount of loans outstanding under Arch’s pre-petition first lien credit facility, the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code (the “Committee”) and certain members of the Committee.

On September 29, 2016,  the Amended and Restated RSA was amended to extend the deadline for substantial consummation of the Plan to coincide with Arch’s upcoming planned emergence from bankruptcy on October 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016

Arch Coal, Inc.

By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President — Law, General Counsel and Secretary